EXHIBIT 23.1

Consent of Independent Registered Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-116214) pertaining to the Global Signal Inc. Omnibus Stock Incentive Plan of our report dated March 28, 2005, except for the last paragraph of Note 19 as to which the date is March 30, 2005, with respect to the consolidated financial statements of Global Signal Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Tampa, Florida
March 28, 2005